$405,250,000


                                  ICG SERVICES, INC.


                            SENIOR DISCOUNT NOTES DUE 2008


                                 PLACEMENT AGREEMENT





        April 22, 1998

                                                             April 22, 1998


          Morgan Stanley & Co. Incorporated
          1585 Broadway
          New York, New York  10036

          Dear Sirs and Mesdames:

                    ICG Services, Inc., a Delaware corporation (the "COMPANY ), proposes to issue and sell to you (the "PLACEMENT AGENT") $405,250,000 aggregate principal amount at maturity of 9 7/8% Senior Discount Notes due 2008 of the Company (the "SECURITIES") issued pursuant to the provisions of an Indenture to be dated as of April 27, 1998 (the "INDENTURE") among the Company and Norwest Bank Colorado, National Association, trustee (in such capacity, the "TRUSTEE").

                    The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, in offshore transactions in reliance on Regulation S under the Securities Act ("REGULATION S") and to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that deliver a letter in the form annexed to the Final Memorandum (as defined below).

                    The Placement Agent and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be dated the Closing Date (as defined below) and to be substantially in the form attached hereto as Exhibit A (the "REGISTRATION RIGHTS AGREEMENT").

                    In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, each a "MEMORANDUM") including a description of the terms of the Securities, the terms of the offering and a description of the Company.

                    1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, you that:

                    (a) The Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Placement Agent to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use therein.

                    (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                    (c) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

                    (d) This Agreement has been duly authorized, executed and delivered by each of the Company and NETCOM On-Line Communication Services, Inc., a Delaware corporation ("NETCOM").

                    (e) The Registration Rights Agreement has been duly authorized by the Company, and when executed and delivered by the Company will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability.

                    (f) The Securities have been duly authorized by the Company and, when executed, authenticated and delivered in accordance with the Indenture and paid for by the Placement Agent in accordance with the terms of this Agreement, will
               (x) be valid and binding obligations of the Company enforceable against Company in accordance with their terms, except as (A) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Indenture.

                    (g) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will be a valid and binding agreement of the Company enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

                    (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities and the issuance and sale of the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or the issuance and sale of the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

                    (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum.

                    (j) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Memorandum.

                    (k) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                    (l) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                    (m) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                    (n) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Placement Agent) has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company and its Affiliates and any person acting on its or their behalf (other than the Placement Agent) have complied and will comply with the offering restrictions requirement of Regulation S.

                    (o) It is not necessary in connection with the offer, sale and delivery of the Securities to the Placement Agent in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                    (p) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

                    (q)  The Company has complied with all provisions of
               Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                    (r) Except as set forth in each Memorandum, the Company and its subsidiaries have all necessary permits, licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign supranational, national or regional law, regulation or rule, and have obtained all necessary authorizations, consents and approvals from other persons, material to the conduct of their respective businesses, in each case except to the extent that the failure to obtain such permits, licenses, authorizations, consents or approvals or to make such filings would not, singly or in the aggregate, have a material adverse effect on the properties, assets, prospects, condition, financial or otherwise, business or operations of the Company and its subsidiaries, taken as a whole; except as set forth in each Memorandum, the Company and its subsidiaries have not received any notice of proceedings which remain unresolved relating to revocation or modification of any such permits, licenses, authorizations, consents or approvals, nor is the Company or any of its subsidiaries in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign supranational, national or regional law, regulation or rule or any decree, order or judgment applicable to the Company or its subsidiaries the effect of which would reasonably be expected to have a material adverse effect on the properties, assets, condition, financial or otherwise, business or operations of the Company and its subsidiaries, taken as a whole.

                    (s) (1) The merger of ICG Acquisition, Inc., a Delaware corporation ("ACQUISITION SUB"), with and into NETCOM has been consummated pursuant to the Agreement and Plan of Merger, dated October 12, 1997, as amended (the "MERGER AGREEMENT"), by and among ICG Communications, Inc., a Delaware corporation ("ICG"), Acquisition Sub and NETCOM,
               (2) ICG transferred all of the capital stock of NETCOM to the Company and (3) all required consents, waivers and agreements in connection with such consummation or transfer, including any such consents, waivers and agreements from suppliers, customers and lessors of NETCOM, have been obtained prior to such consummation or transfer, as the case may be, except where the failure to obtain such consents, waivers or agreements would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                    2. Representations and Warranties of NETCOM. NETCOM represents and warrants to, and agrees with, you that:

                    (a) The Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Placement Agent to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph apply only to statements or omissions in either Memorandum based upon information relating to NETCOM and its subsidiaries.

                    (b) NETCOM has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a material adverse effect on NETCOM and its subsidiaries, taken as a whole.

                    (c)  Each subsidiary of NETCOM has been duly
               incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a material adverse effect on NETCOM and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of NETCOM have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by NETCOM, free and clear of all liens, encumbrances, equities or claims.

                    (d) This Agreement has been duly authorized, executed and delivered by NETCOM.

                    (e) The execution and delivery by NETCOM of, and the performance by NETCOM of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of NETCOM or any agreement or other instrument binding upon NETCOM or any of its subsidiaries that is material to NETCOM and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over NETCOM or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by NETCOM of its obligations under this Agreement.

                    (f) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of NETCOM and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum.

                    (g) There are no legal or governmental proceedings pending or threatened to which NETCOM or any of its subsidiaries is a party or to which any of the properties of NETCOM or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that could not reasonably be expected to have a material adverse effect on NETCOM and its subsidiaries, taken as a whole, or on the power or ability of NETCOM to perform its obligations under this Agreement.

                    (h) NETCOM and its subsidiaries (i) are in compliance with Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on NETCOM and its subsidiaries, taken as a whole.

                    (i) NETCOM is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                    (j) NETCOM has complied with all provisions of Section 517.075, Florida statutes (Chapter 92-198, Laws of Florida).

                    (k) Except as set forth in each Memorandum, NETCOM and its subsidiaries have all necessary permits, licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign supranational, national or regional law, regulation or rule, and have obtained all necessary authorizations, consents and approvals from other persons, material to the conduct of their respective businesses, in each case except to the extent that the failure to obtain such permits, licenses, authorizations, consents or approvals or to make such filings would not, singly or in the aggregate, have a material adverse effect on the properties, assets, prospects, condition, financial or otherwise, business or operations of NETCOM and its subsidiaries, taken as a whole; except as set forth in each Memorandum, NETCOM and its subsidiaries have not received any notice of proceedings which remain unresolved relating to revocation or modification of any such permits, licenses, authorizations, consents or approvals, nor is NETCOM or any of its subsidiaries in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign supranational, national or regional law, regulation or rule or any decree, order or judgment applicable to NETCOM or its subsidiaries the effect of which would reasonably be expected to have a material adverse effect on the properties, assets, condition, financial or otherwise, business or operations of NETCOM and its subsidiaries, taken as a whole.

                    (l) Subsequent to the date as of which information is given in the Preliminary Memorandum, (1) NETCOM and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; and (2) there has not been any material change in short-term debt or long-term debt of NETCOM and its subsidiaries, except in each case as described in the Final Memorandum.

                    (m) NETCOM and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of NETCOM and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in each Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by NETCOM and its subsidiaries; and any real property and buildings held under lease by NETCOM and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by NETCOM and its subsidiaries, in each case except as described in each Memorandum.

                    (n) NETCOM and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither NETCOM nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on NETCOM and its subsidiaries, taken as a whole.

                    (o) No material labor dispute with the employees of NETCOM or any of its subsidiaries exists, except as described in each Memorandum, or, to the knowledge of NETCOM, is imminent; and NETCOM is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on NETCOM and its subsidiaries, taken as a whole.

                    (p) NETCOM and its subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither NETCOM nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither NETCOM nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on NETCOM and its subsidiaries, taken as a whole, except as described in each Memorandum.

                    (q) NETCOM and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    (r) (1) The merger of Acquisition Sub with and into NETCOM has been consummated pursuant to the Merger Agreement, (2) ICG transferred all of the capital stock of NETCOM to the Company and (3) all required consents, waivers and agreements in connection with such consummation or transfer, including any such consents, waivers and agreements from suppliers, customers and lessors of NETCOM, have been obtained prior to such consummation or transfer, as the case may be, except where the failure to obtain such consents, waivers or agreements would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                    3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Placement Agent, and the Placement Agent, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the Securities at a purchase price of $242,502,694.20 for the Securities plus accrued original issue discount, if any, from April 27, 1998 to the date of payment and delivery.

                    4. Terms of Offering. The Placement Agent has advised the Company that it will make an offering of the Securities purchased by it hereunder on the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in its judgment is advisable.

                    5. Payment and Delivery. Payment for the Securities shall be made against delivery of the Securities at a closing (the "CLOSING") to be held at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 9:00 A.M., New York City time, on April 27, 1998 or at such other time on the same or such other date, not later than May 11, 1998, as shall be designated in writing by you. The time and date of such payment are herein referred to as the "CLOSING DATE". Payment for the Securities shall be made by wire transfer to an account previously designated to the Placement Agent by the Company in immediately available funds.

                    Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Placement Agent duly paid, against payment of the purchase price therefor.

                    6. Conditions to the Placement Agent's Obligations. The obligations of the Placement Agent to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

                    (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

                    (b) You shall have received on the Closing Date certificates dated the Closing Date and signed, respectively, by an executive officer of the Company and NETCOM to the effect that the representations and warranties of the Company and NETCOM contained in this Agreement are true and correct as of the Closing Date and that each of the Company and NETCOM has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied pursuant to the transactions contemplated hereby or by the Memorandum on or before the Closing Date.

                    The officers signing and delivering such certificates
               may rely upon the best of their knowledge as to proceedings threatened.

                    (c) You shall have received on the Closing Date an opinion of Reid & Priest LLP, independent counsel for the Company and special counsel for NETCOM, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to you at the request of the Company and shall so state therein.

                    (d) You shall have received on the Closing Date an opinion of Pillsbury, Madison & Sutro LLP, independent counsel for NETCOM, dated the Closing Date, to the effect set forth in Exhibit C. Such opinion shall be rendered to you at the request of NETCOM or the Company and shall so state therein.

                    (e) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Placement Agent, dated the Closing Date, with respect to such matters as you may request.

                    (f) You shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum; provided that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                    (g) You shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you from KPMG Peat Marwick LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to certain financial information contained in the Final Memorandum.

                    (h) The Placement Agent and its counsel shall have been furnished with such other documents and certificates as they shall reasonably request.

                    7. Covenants of the Company. In further consideration of the agreements of the Placement Agent contained in this Agreement, the Company covenants and agrees as follows:

                    (a) To furnish to you in New York City, without charge, prior to 5:00 P.M. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c), as many copies of the Final Memorandum and any supplements and amendments thereto as you may reasonably request.

                    (b)  Before amending or supplementing either
               Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

                    (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Placement Agent, any event shall occur or condition exist as a result of which it is necessary in your judgment to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Placement Agent, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agent, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

                    (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                    (e) Whether or not any sale of the Securities is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of each Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Securities, (iii) the fees and disbursements of the Company's and NETCOM's counsel and accountants and the Trustee and its counsel, (iv) the qualification of the Securities under securities or Blue Sky laws in accordance with the provisions of Section 7(d), including filing fees and the fees and disbursements of counsel for the Placement Agent in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda,
               (v) the printing and delivery to the Placement Agent in quantities as hereinabove stated of copies of the Memorandum and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of the Securities,
               (vii) the fees and expenses incurred in connection with the admission of the Securities for trading in PORTAL or any other market system, (viii) the costs and expenses incurred by the Company and NETCOM relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and NETCOM and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company and NETCOM hereunder for which provision is not otherwise made in this Section.

                    (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

                    (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                    (h) While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities, the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                    (i) To use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

                    (j) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Placement Agent) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Placement Agent) will comply with the offering restrictions requirement of Regulation S.

                    (k) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144A under the Securities
               Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144A that have been reacquired by any of them.

                    8.   Offering of Securities; Restrictions on Transfer.
          (a) The Placement Agent represents and warrants that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). The Placement Agent agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (1) QIBs or (2) other institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("INSTITUTIONAL ACCREDITED INVESTORS") that, prior to their purchase of the Securities, deliver to the Placement Agent a letter containing the representations and agreements set forth in Exhibit A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS",which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions".

                    (b) The Placement Agent represents, warrants, and agrees with respect to offers and sales outside the United States that:

                    (i) it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                    (ii) it will comply with all applicable laws and
               regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

                    (iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                    (iv) it has offered the Securities and will offer and
               sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 8(a); accordingly, neither the Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation
               S) with respect to the Securities, and any Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                    (v) it has (A) not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

                    (vi) it understands that the Securities have not been
               and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

                    (vii) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                    "The Securities covered hereby have not been registered
               under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

          Terms used in this Section 8(b) have the meanings given to them by Regulation S.

                    9. Indemnity and Contribution. (a) Each of the Company and NETCOM jointly and severally agrees to indemnify and hold harmless the Placement Agent, and each person, if any, who controls the Placement Agent within the meaning of either
          Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, the Placement Agent, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Placement Agent or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use therein.

                    (b) The Placement Agent agrees to indemnify and hold harmless the Company and NETCOM, their directors, their officers and each person, if any, who controls the Company or NETCOM within the meaning of either Section 15 of the Securities Act or
          Section 20 of the Exchange Act or is under common control with, or is controlled by, the Company or NETCOM to the same extent as the foregoing indemnity from the Company and NETCOM to the Placement Agent, but only with reference to information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use in either Memorandum or any amendments or supplements thereto.

                    (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 9, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Placement Agent in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                    (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and NETCOM, on the one hand, and the Placement Agent, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and NETCOM on the one hand and the Placement Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and NETCOM on the one hand and the Placement Agent on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and NETCOM and the total discounts and commissions received by the Placement Agent in respect thereof bear to the aggregate offering price of the Securities. The relative fault of the Company and NETCOM on the one hand and of the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or NETCOM or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    (e) The Company, NETCOM and the Placement Agent agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this
          Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) of this Section 9 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of the Securities were offered to investors exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this Section 9 and the representations and warranties of the Company and NETCOM contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent or any person controlling the Placement Agent or by or on behalf of the Company or NETCOM, their officers or directors or any person controlling the Company or NETCOM and
          (iii) acceptance of and payment for any of the Securities. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                    10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company or ICG shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

                    11. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                     If this Agreement shall be terminated by the Placement Agent because of any failure or refusal on the part of the Company or NETCOM to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or NETCOM shall be unable to perform its obligations under this Agreement, the Company will reimburse the Placement Agent for all out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) reasonably incurred by the Placement Agent in connection with this Agreement or the offering contemplated hereunder.

                    12. Counterparts. This Agreement may be signed manually or by facsimile in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                    13. Applicable Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the Company and NETCOM agrees to submit to the jurisdiction of any federal or state court located in The City of New York in any suit, action or proceeding with respect to this Agreement and for actions brought under the U.S. federal or state securities laws brought in any such court.

                    14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                        Very truly yours,

                                        ICG SERVICES, INC.


                                        By:  /s/ Don Teague
                                            ---------------------------
                                            Name:  H. Don Teague
                                            Title:  Executive Vice President,
                                                    General Counsel and
                                                    Secretary





                                        NETCOM ON-LINE COMMUNICATION
                                          SERVICES, INC.


                                        By:  /s/ James D. Grenfell
                                            ---------------------------
                                            Name:  James D. Grenfell
                                            Title:  Executive Vice President
                                                    and Chief Financial
                                                    Officer




          Accepted as of the date hereof

          Morgan Stanley & Co. Incorporated


          By: /s/ James B. Avery
             ---------------------------
              Name:  James B. Avery
              Title:  Principal

                                                                  EXHIBIT A

                        FORM OF REGISTRATION RIGHTS AGREEMENT